TherapeuticsMD. Inc. 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE

TherapeuticsMD announces fourth quarter and full-year 2014 financial results

– Current women’s health product sales increased by 71 percent over prior year –

– Cash balance strengthened following recent equity financing of $59.1 million in net proceeds –

– Management to host conference call today at 4:30 p.m. EDT –

BOCA RATON, FL - March 10, 2015 – TherapeuticsMD, Inc. (NYSE MKT: TXMD), an innovative women’s healthcare company, today announced its fourth quarter and full-year financial results for the period ending Dec. 31, 2014.

2014 and recent corporate developments

·	Net revenue increased to approximately $15.0 million in 2014 compared with approximately $8.8 million in the prior year, reflecting a 71 percent increase in product sales.
·	Net loss was approximately $54.2 million in 2014 compared with approximately $28.4 million in the prior year, reflecting the company’s increased investment in clinical trials for two phase 3 pipeline products.
·	The company initiated enrollment of patients in the phase 3 Rejoice Trial for TX-004HR, the VagiCap™ investigational softgel vaginal suppository for treatment of painful intercourse, a symptom of vulvar vaginal atrophy (VVA) due to menopause.
·	The company continued enrollment of patients in the phase 3 Replenish Trial for TX-001HR, a novel investigational bio-identical estradiol-progesterone combination product candidate.
·	The company’s intellectual property portfolio grew to include a current total of 93 patent filings, 55 of which were filed in international jurisdictions, and includes 11 U.S. patent allowances or issuances.
·	The company completed the year with no outstanding debt and a cash balance of approximately $51.4 million, which was further strengthened by an equity offering in February 2015 that generated approximately $59.1 million in net proceeds.

“During 2014, we made significant advancements on both the commercial and R&D fronts, working toward our goal to build a leading women’s health company,” said TherapeuticsMD CEO Robert G. Finizio. “Our two lead pipeline programs continued to advance in phase 3 clinical trials, and sales from our current women’s health business grew at an impressive rate, which highlights the capabilities of our existing commercial infrastructure. We look forward to further advancing our pipeline this coming year, including completing enrollment in our phase 3 investigational combination therapy and VVA programs and delivering phase 3 results from the VVA program as planned.”

Summary of 2014 financial results

For the year ended Dec. 31, 2014, net revenue was approximately $15.0 million compared with approximately $8.8 million for the prior year. Revenue for the fourth quarter of 2014 was approximately $4.3 million compared with approximately $2.9 million in the prior year’s quarter, an increase of approximately 49 percent. Revenue growth during the fourth quarter and full-year of 2014 was primarily driven by increased sales of the company’s prenatal vitamin products, including the launch of new products and volume growth of existing products.

Cost of goods sold increased to approximately $3.7 million for the full-year 2014 compared with approximately $2.0 million for the prior year.

Total operating expenses for the fourth quarter of 2014 and full-year ended Dec. 31, 2014, included research and development (R&D) expenses and sales, general and administrative expenses (SG&A). R&D expenses for the full-year 2014 were approximately $43.2 million compared with approximately $13.6 million for 2013, reflecting the company’s investment in two ongoing phase 3 clinical trials for its novel hormone therapy products in development. R&D expenses in the fourth quarter of 2014 were approximately $14.2 million compared with approximately $5.8 million in the prior year’s quarter, primarily due to the addition of a second phase 3 trial to support the company’s pipeline. SG&A expenses for the full-year 2014 were approximately $22.1 million compared with approximately $19.0 million for 2013. SG&A expenses in the fourth quarter of 2014 were approximately $5.5 million compared with approximately $4.6 million for the fourth quarter of 2013.

Non-operating income for the full-year 2014 included miscellaneous and interest income of approximately $84,000, offset by financing costs of approximately $260,000.

Net operating loss for the full-year 2014 was approximately $54.2 million or $0.36 per basic and diluted share, compared with approximately $28.4 million or $0.22 per basic and diluted share for 2013. Net operating loss in the fourth quarter of 2014 was approximately $16.3 million or $0.10 per basic and diluted share, compared with approximately $8.4 million or $0.06 per basic and diluted share for 2013.

At Dec. 31, 2014, TherapeuticsMD had cash on hand of approximately $51.4 million, compared with approximately $54.2 million at Dec. 31, 2013. In February 2015, the company completed a public offering of shares of its common stock for net proceeds of approximately $59.1 million.

Conference call today

As previously announced, TherapeuticsMD will host a conference call today to discuss these financial results and provide a business update. Details for the call and webcast include:

Date:

March 10, 2015

Time:

4:30 p.m. EDT

Telephone Access (US):

866-665-9531

Telephone Access (International):

724-987-6977

Access Code for All Callers:

91862074

Additionally, a live webcast can be accessed on the company’s website, www.therapeuticsmd.com, under the “Investor” section.

About TherapeuticsMD, Inc.

TherapeuticsMD, Inc. is an innovative healthcare company focused on developing and commercializing products exclusively for women. With its patented SYMBODA™ technology platform, TherapeuticsMD is developing advanced hormone therapy pharmaceutical products to enable delivery of bio-identical hormones through a variety of dosage forms and administration routes. The company’s clinical development pipeline includes two phase 3 products. The company also manufactures and distributes branded and generic prescription prenatal vitamins as well as over-the-counter vitamins under the vitaMedMD® and BocaGreenMD® brands. More information is available at the following websites: www.therapeuticsmd.com, www.vitamedmd.com, www.vitamedmdrx.com and www.bocagreenmd.com.

This press release by TherapeuticsMD, Inc. may contain forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to TherapeuticsMD’s objectives, plans and strategies as well as statements, other than historical facts, that address activities, events or developments that the company intends, expects, projects, believes or anticipates will or may occur in the future. These statements are often characterized by terminology such as “believes,” “hopes,” “may,” “anticipates,” “should,” “intends,” “plans,” “will,” “expects,” “estimates,” “projects,” “positioned,” “strategy” and similar expressions and are based on assumptions and assessments made in light of management’s experience and perception of historical trends, current conditions, expected future developments and other factors believed to be appropriate. Forward-looking statements in this press release are made as of the date of this press release, and the company undertakes no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of the company’s control. Important factors that could cause actual results, developments and business decisions to differ materially from forward-looking statements are described in the sections titled “Risk Factors” in the company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as reports on Form 8-K, and include the following: the company’s ability to maintain or increase sales of its products; the company’s ability to develop and commercialize its hormone therapy drug candidates and obtain additional financing necessary therefor; the length, cost and uncertain results of the company’s clinical trials; the potential of adverse side effects or other safety risks that could preclude the approval of the company’s hormone therapy drug candidates; the company’s reliance on third parties to conduct its clinical trials, research and development and manufacturing; the availability of reimbursement from government authorities and health insurance companies for the company’s products; the impact of product liability lawsuits; the influence of extensive and costly government regulation; the volatility of the trading price of the company’s common stock and the concentration of power in its stock ownership. PDF copies of the company’s historical press releases and financial tables can be viewed and downloaded at its website: www.therapeuticsmd.com/pressreleases.aspx.

# # #

Contacts

Investors:

Dan Cartwright
Chief Financial Officer

561-961-1900

Dan.Cartwright@TherapeuticsMD.com

Media:

Julia Amadio

Chief Product Officer

561-961-1900

Julia.Amadio@TherapeuticsMD.com

THERAPEUTICSMD, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
	2014	2013
ASSETS
Current Assets:
Cash	$51,361,607	$54,191,260
Accounts receivable, net of allowance for doubtful accounts
of $21,119 and $26,555, respectively	2,154,217	1,690,753
Inventory	1,182,113	1,043,618
Other current assets	1,537,407	2,477,715
Total current assets	56,235,344	59,403,346

Fixed assets, net	63,293	61,318

Other Assets:
Prepaid expense	1,427,263	1,750,455
Intangible assets	1,228,588	665,588
Security deposit	125,000	135,686
Total other assets	2,780,851	2,551,729
Total assets	$59,079,488	$62,016,393

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$6,327,129	$2,114,217
Deferred revenue	522,613	1,602,580
Other current liabilities	3,840,639	3,601,189
Total current liabilities	10,690,381	7,317,986

Commitments and Contingencies

Stockholders' Equity:
Preferred stock - par value $0.001; 10,000,000 shares authorized;
no shares issued and outstanding	—	—
Common stock - par value $0.001; 250,000,000 shares authorized;
156,097,019 and 144,976,757 issued and outstanding, respectively	156,097	144,977
Additional paid in capital	182,982,846	135,086,056
Accumulated deficit	(134,749,836)	(80,532,626)
Total stockholders' equity	48,389,107	54,698,407
Total liabilities and stockholders' equity	$59,079,488	$62,016,393

THERAPEUTICSMD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013	2012

Revenues, net	$4,257,647	$2,862,798	$15,026,219	$8,775,598	$3,818,013

Cost of goods sold	879,535	467,242	3,671,803	1,959,597	1,348,113
		—
Gross profit	3,378,112	2,395,556	11,354,416	6,816,001	2,469,900

Operating expenses:
Sales, general, and administrative	5,514,057	4,558,998	22,124,072	19,014,837	14,069,701
Research and development	14,166,789	5,840,717	43,218,938	13,551,263	4,492,362
Depreciation and amortization	12,558	7,196	52,467	58,145	56,260
Total operating expense	19,693,404	10,406,911	65,395,477	32,624,245	18,618,323

Operating loss	(16,315,292)	(8,011,355)	(54,041,061)	(25,808,244)	(16,148,423)

Other income and (expense)		—
Miscellaneous income	3,158	19,100	46,569	34,544	3,001
Interest income	9,553	9,101	37,309	27,234	—
Financing costs	—	(337,941)	(260,027)	(1,503,922)	—
Interest expense	—	(58,044)	—	(1,165,981)	(1,905,409)
Loan guaranty costs	—	—	—	(2,944)	(45,036)
Loss on extinguishment of debt	—	—	—	—	(10,307,864)
Beneficial conversion feature	—	—	—	—	(6,716,504)
Total other income (expense)	12,711	367,784	(176,149)	(2,611,069)	(18,971,812)
		—
Loss before taxes	(16,302,581)	(8,379,139)	(54,217,210)	(28,419,313)	(35,120,235)

Provision for income taxes	—	—	—	—	—

Net loss	$(16,302,581)	$(8,379,139)	$(54,217,210)	$(28,419,313)	$(35,120,235)

Net loss per share, basic and diluted	$(0.10)	$(0.06)	$(0.36)	$(0.22)	$(0.38)

Weighted average number of common
shares outstanding	156,054,938	144,983,681	149,727,228	127,569,731	91,630,693

THERAPEUTICSMD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2014, 2013 AND 2012

	Common Stock		Additional Paid in Capital	Accumulated Deficit	Total
	Shares	Amount
Balance, December 31, 2011	82,978,804	82,979	15,198,241	(16,993,078)	(1,711,858)

Shares issued in private placement, net of cost	3,953,489	3,954	7,891,531	—	7,895,485
Shares issued in exchange for debt	2,775,415	2,775	1,051,882	—	1,054,657
Shares issued for exercise of options	1,931,788	1,932	189,068	—	191,000
Shares issued for exercise of warrants	8,145,486	8,145	3,093,855	—	3,102,000
Employee share based compensation	—	—	1,832,061	—	1,832,061
Warrants issued for financing costs	—	—	13,014,784	—	13,014,784
Warrants issued for services	—	—	1,563,620	—	1,563,620
Warrants issued as compensation-related party	—	—	36,284	—	36,284
Warrants issued for cash	—	—	400	—	400
Cancellation of warrants issued for loan guaranty costs-related parties	—	—	(7,830)	—	(7,830)
Beneficial ownership feature	—	—	6,716,504	—	6,716,504
Net loss	—	—	—	(35,120,235)	(35,120,235)

Balance, December 31, 2012	99,784,982	99,785	50,580,400	(52,113,313)	(1,433,128)

Shares issued in private placements, net of cost	45,116,352	45,117	78,605,236	—	78,650,353
Shares issued for exercise of options	75,423	75	30,835	—	30,910
Employee share based compensation	—	—	3,170,954	—	3,170,954
Non-employee share based compensation	—	—	83,129	—	83,129
Warrants issued for financing costs	—	—	1,711,956	—	1,711,956
Warrants issued for services	—	—	867,262	—	867,262
Warrants issued as compensation-related party	—	—	36,284	—	36,284
Net loss	—	—	—	(28,419,313)	(28,419,313)

Balance, December 31, 2013	144,976,757	144,977	135,086,056	(80,532,626)	54,698,407

Shares issued in private placements, net of cost	9,850,106	9,850	42,761,503	—	42,771,353
Shares issued for exercise of options	854,573	855	344,891	—	345,746
Shares issued for exercise of warrants	365,583	365	180,635	—	181,000
Shares issued for exercise of restricted stock units	50,000	50	(50)	—	—
Employee share based compensation	—	—	4,239,358	—	4,239,358
Non-employee share based compensation	—	—	370,453	—	370,453
Net loss	—	—	—	(54,217,210)	(54,217,210)

Balance, December 31, 2014	156,097,019	$156,097	$182,982,846	$(134,749,836)	$48,389,107

THERAPEUTICSMD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2014	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(54,217,210)	$(28,419,313)	$(35,120,235)
Adjustments to reconcile net loss to net cash flows used in
operating activities:
Depreciation	28,987	47,883	27,484
Amortization of intangible assets	23,480	10,262	28,776
Provision for doubtful accounts	(5,436)	(15,493)	40,548
Loss on extinguishment of debt	—	—	10,307,864
Beneficial conversion feature	—	—	6,716,504
Amortization of debt discount	—	1,102,680	1,604,240
Stock based compensation	4,239,358	3,207,238	1,868,345
Amortization of deferred financing costs	260,027	1,451,934	—
Stock based expense for services	730,954	636,917	338,457
Loan guaranty costs	—	2,944	45,036
Changes in operating assets and liabilities:
Accounts receivable	(458,028)	(1,068,619)	(728,253)
Inventory	(138,495)	571,592	(1,027,137)
Other current assets	680,281	(1,386,319)	42,281
Other assets	(37,309)	(565,706)	—
Accounts payable	4,212,912	472,851	1,334,855
Deferred revenue	(1,079,967)	457,828	1,144,752
Accrued expenses and other current liabilities	239,450	2,875,320	639,157
Other liabilities	—	(150,068)	—

Net cash flows used in operating activities	(45,520,996)	(20,768,069)	(12,737,326)

CASH FLOWS FROM INVESTING ACTIVITIES
Patent costs, net of abandoned costs	(586,480)	(439,034)	(206,101)
Purchase of property and equipment	(30,962)	(40,790)	(66,405)
Refund (payment) of security deposit	10,686	(103,737)	—

Net cash flows used in investing activities	(606,756)	(583,561)	(272,506)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock, net of costs	42,771,353	78,650,353	7,895,485
Proceeds from exercise of options	345,746	30,910	191,000
Proceeds from exercise of warrants	181,000	—	—
Proceeds from notes and loans payable	—	—	8,700,000
Proceeds bank line of credit	—	500,000	—
Proceeds from sale of warrants	—	—	400
Repayment of bank line of credit	—	(500,000)	(300,000)
Repayment of notes payable-related party	—	—	(200,000)
Repayment of notes payable	—	(4,691,847)	(1,850,000)

Net cash flows provided by financing activities	43,298,099	73,989,416	14,436,885

Increase in cash	(2,829,653)	52,637,786	1,427,053
Cash, beginning of period	54,191,260	1,553,474	126,421
Cash, end of period	$51,361,607	$54,191,260	$1,553,474

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid for interest	$—	$212,853	$17,253

Cash paid for income taxes	$—	$—	$—

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES:

Warrants issued for financing	$—	$1,711,956	$2,509,537

Warrants issued for services	$—	$462,196	$1,532,228

Warrants exercised in exchange for debt and accrued interest	$—	$—	$3,102,000

Shares issued in exchange for debt and accrued interest	$—	$—	$1,054,658

Notes payable issued for accrued interest	$—	$—	$15,123